July 18, 2013


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts of
Intime Department Store
(Group) Company
Limited
(Form F6 File No 333183260)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Intime Department Store
(Group) Company Limited to Intime Retail
(Group) Company Limited.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for Intime Department Store (Group)
Company Limited.
The Prospectus has been revised to reflect the new name as follows:
Intime Retail (Group) Company Limited
Please contact me with any questions or
comments at 212 8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






101 Barclay Street
22nd Floor
New York, NY 10286


Depositary Receipts